UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): January 27, 2009
Applied Micro Circuits Corporation
(Exact name of registrant as specified in its charter)

DELAWARE	000-23193	94-2586591
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
215 Moffett Park Drive, Sunnyvale, California 94089
(Address of principal executive offices)
(408) 542-8600
(Registrant’s telephone number, including area code)
N/A
(Former name or former address, if changed since last report)
     Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.05. Costs Associated with Exit or Disposal Activities.
     On January 27, 2009, the board of directors of Applied Micro Circuits Corporation (the “Company”) approved a restructuring plan to reorganize the Company’s operations and reduce its workforce to realign and focus its resources on its core competencies. The plan includes eliminating job redundancies and reducing the Company’s current workforce by slightly over 100 people. Additionally, the company implemented reductions to current compensation levels ranging from 13-25% at the executive level and 7-11% for all other employees. These compensation reductions will be effective April 1, 2009. The employees affected by the plan were informed on February 11, 2009. The Company expects to incur cash expenditures of approximately $2.9 million to $3.3 million during this quarter for employee severances and expects to incur additional non-cash charges related to this restructuring plan. The Company anticipates that the restructuring plan will reduce its ongoing operating expenses by approximately $14 million to $16 million annually.
Item 9.01 Financial Statements and Exhibits
     (d) Exhibits.
     99.1      Press release dated February 11, 2009.
     This current report on Form 8-K contains forward-looking statements, including, but not limited to, statements regarding the expected costs of the Company’s restructuring plan and the anticipated reduction of ongoing operating expenses to the Company as a result of the plan. These forward looking statements are only predictions based on current information and expectations and are subject to certain risks and uncertainties, including, but not limited to, the Company’s ability to implement the restructuring plan to the extent currently anticipated, possible changes in the size and components of the operating expense reductions, the impact of personnel reductions on product development efforts, the Company’s ability to project accurately cost savings and changes from the plan and general economic conditions. More information about potential factors that could affect the Company’s business and financial results is included in the “Risk Factors” set forth in the Company’s Annual Report on Form 10-K for the year ended March 31, 2008, and the Company’s other filings with the Securities and Exchange Commission. Actual results could differ materially, as a result of such factors, from those set forth in the forward- looking statements. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this current report on Form 8-K. All forward-looking statements are qualified in their entirety by this cautionary statement.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Applied Micro Circuits Corporation
Date: February 11, 2009	By:	/s/ Cynthia J. Moreland
Cynthia J. Moreland
Vice President and General Counsel

INDEX TO EXHIBITS
     99.1      Press release dated February 11, 2009.